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                                                                     EXHIBIT 5.1




                                 May 1, 2002



Meritage Corporation
6613 North Scottsdale Road, Suite 200
Scottsdale, Arizona 85250

Monterey Homes Arizona, Inc.
Meritage Paseo Crossing, LLC
Monterey Homes Construction, Inc.
Meritage Paseo Construction, LLC
Meritage Homes of Arizona, Inc.
Meritage Homes Construction, Inc.
MTH-Texas GP, Inc.
MTH-Texas LP, Inc.
Legacy/Monterey Homes, LP
Meritage Homes of Northern California, Inc.
Hancock-MTH Builders, Inc.
Hancock-MTH Communities, Inc
Legacy Operating Company, L.P.
Hulen Park Venture, LLC
Meritage Holdings, L.L.C.

each c/o Meritage Corporation
6613 North Scottsdale Road, Suite 200
Scottsdale, Arizona 85250

      Re:   Registration Statement on Form S-3

Ladies and Gentlemen:

      At your request, we as special counsel have examined the Registration Statement on Form S-3 (the "Registration Statement") relating to the registration and sale from time to time by you and certain direct and indirect subsidiaries which are co-registrants under the Registration Statement of up to an aggregate of $300,000,000 of (i) debt securities ("Debt Securities"), (ii) shares of common stock, $.01 par value per share ("Common Stock"), (iii) shares of preferred stock, in one or more series ("Preferred Stock"), (iv) warrants to purchase Debt Securities, Common Stock or Preferred Stock ("Warrants"), and (v) guarantees of Debt Securities ("Guarantees") (Debt Securities, Common Stock, Preferred Stock, Warrants and Guarantees are collectively referred to as the "Securities"), and such corporate records, certificates and other documents and such questions of law as we have considered necessary or appropriate for the
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Meritage Corporation
May 1, 2002
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purposes of this opinion. In our capacity as special counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by Meritage Corporation and the co-registrants in connection with the authorization and issuance of the Securities and for purposes of this opinion, have assumed that such proceedings will be timely completed in the manner presently proposed and the terms of each issuance will otherwise be in compliance with law. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

      We are members of the Bar of the State of Arizona and the foregoing opinion is limited to the laws of the State of Arizona and to the federal laws of the United States of America. With respect to the Indenture and Warrant Agreement, which are, or we expect will be, stated to be governed by the laws of the State of New York, we have assumed with your consent that such laws are the same as the laws of the State of Arizona with respect to the legal nature of the Indenture, Debt Securities, Guarantees and Warrants.

      Based upon the foregoing, we advise you that in our opinion, when the following events have occurred:

      (a) the Registration Statement and any required post-effective amendments thereto and any and all prospectus supplement(s) required by applicable laws have all been filed and become effective under the Securities Act of 1933, as amended;

      (b) the due approval by the Company's stockholders, including the filing of the appropriate charter documents with the Company's state of incorporation, authorizing the issuance of preferred stock;

      (c) the due authorization, approval and filing by you of the Certificate of Designation(s) setting forth the terms of the Preferred Stock;

      (d) the due authorization, execution and delivery of the Warrant Agreement pursuant to which the Warrants are to be issued;

      (e) the due authorization, execution and delivery of the Indenture pursuant to which Debt Securities are to be issued, and the qualification of such Indenture under the Trust Indenture Act of 1939, as amended;

      (f) the due execution, registration and delivery of the certificate or certificates evidencing the Securities; and

      (g) the Securities have been established, issued and delivered in the manner specified in the Registration Statement, the prospectus and the applicable prospectus supplement and the exhibits thereto, in accordance with corporate and governmental authorities and not in violation of any applicable law, agreement or instrument; then
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Meritage Corporation
May 1, 2002
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      1. The Debt Securities and Guarantees to be issued by you, including Debt
Securities and Guarantees issued upon exercise of any Warrants issued under the Registration Statement, will be legally issued and binding obligations upon you, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and court decisions affecting creditors' rights and remedies generally now or hereafter in effect and (b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law);

      2. The Common Stock to be issued by you, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities or upon the exercise of any Warrants, will be legally issued, fully paid and non-assessable;

      3. The Preferred Stock to be issued by you, including the Preferred Stock issued upon exercise of any Warrants issued under the Registration Statement, will be legally issued, fully paid and non-assessable; and

      4. The Warrants to be issued by you will be legally issued, and binding obligations upon you, subject to the effect of (a) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and court decisions affecting creditors' rights and remedies generally now or hereafter in effect and (b) the application of general principles of equity (whether such enforceability is considered in a proceeding in equity or at law).

      To the extent that the obligations of either Meritage Corporation of the co-registrants under the Indenture may be dependent on such matters, we assume that for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Trustee is duly organized to engage in the activities contemplated by the Indenture; that the Indenture has been duly authorized, executed and delivered by the Trustee, enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as trustee under the Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture.

      You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis. Accordingly, this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will advise us in writing of the terms thereof, will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.
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Meritage Corporation
May 1, 2002
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      We hereby consent to the use of this opinion as an exhibit to the
Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and in the Prospectus.

                                       Very truly yours,

                                       /s/  Snell & Wilmer L.L.P.